Company Contact:	Investor Relations Contacts:
Delcath Systems, Inc.	Lippert/Heilshorn & Associates, Inc.
Richard Taney	Anne Marie Fields
(203) 323-8668	(afields@lhai.com)
www.delcath.com	(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com

DELCATH SYSTEMS ADDS TWO EXECUTIVES

Jonathan Foltz new EVP, Jason Rifkin joins as VP Business Development

STAMFORD, Conn. (May 24, 2007) – Delcath Systems, Inc. (NASDAQ: DCTH) announces the addition of two executives as the company advances development of its isolated perfusion technology for organ or region specific delivery of therapeutic and chemotherapeutic agents.

Jonathan Foltz, CFA rejoins Delcath in the newly created position of Executive Vice President.  Mr. Foltz has been working with Delcath in an advisory position since February 2007.   From 1992 to 2001, he was Director of Operations at Delcath and was instrumental in bringing the company from its formative stage through the initial public offering in October 2000.  Prior to returning to Delcath, Mr. Foltz was president of Os Technology, a women’s health medical device company which he co-founded.  A Chartered Financial Analyst, Mr. Foltz received a B.S. in Finance and Computer Science from Lehigh University and an MBA from the University of Connecticut.

“I am very pleased to be rejoining Delcath and it is gratifying to be able to participate in this stage of the Company’s growth.”  Mr. Foltz said.  “With momentum building in our clinical trials and a management committed to expanding the company’s technology, I believe the shareholders and, ultimately, the patients will benefit from our work in the months ahead.”

Jason A. Rifkin, Esq. joins Delcath in the newly created position of Vice President Business Development.  Mr. Rifkin recently earned a Masters of Biotechnology degree from The University of Pennsylvania, School of Engineering and Applied Sciences.  Previously he was an attorney with Fox Rothschild LLP, where he was an Associate in the Corporate Department-Pharmaceuticals and Biotechnology Group.  At Fox Rothschild, Mr. Rifkin worked extensively on intellectual property matters, including domestic and international patent applications, and regulatory and licensing issues.  Mr. Rifkin received a B.A. from the University of Pennsylvania and a J.D. from Northeastern University School of Law.

Commenting on the new additions, Richard L. Taney, President and Chief Executive Officer of Delcath, said, “We are delighted to have Jonathan and Jason join our management team as they will be instrumental in bringing the Delcath System through the development process and on to commercialization.  Adding to our management team is one of our stated goals and their knowledge of our business and of the Delcath System will help drive the development and expansion of our technology as we build Delcath into a leading drug delivery company.”

About Delcath Systems, Inc.

Delcath Systems is a developer of percutaneous perfusion technology for organ or region-specific delivery of therapeutic and chemotherapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the United States, Europe, Asia and Canada. For more information, please visit the Company's website, www.delcath.com.

This release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

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